Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Creative Global Technology Holdings Limited of our report dated January 30, 2026, relating to the consolidated financial statements of Creative Global Technology Holdings Limited and Subsidiaries as of and for the year ended September 30, 2025, which appears in this registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Edward Associate CPA PLLC

Syosset, New York

November 13, 2026